                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                           LITTON INDUSTRIES, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

October 29, 1999

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders, which will be held at 11:00 a.m., Friday, December 3, 1999, at The Ritz Carlton, Marina del Rey, California. At the meeting, we will present a brief report on Litton's 1999 business results and outlook for the future.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy in the enclosed envelope.

Very truly yours,

[LOGO]

Michael R. Brown
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

[LOGO]

October 29, 1999

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Litton Industries, Inc. ("Litton"), will be held on December 3, 1999, at 11:00 a.m., at The Ritz Carlton, 4375 Admiralty Way, Marina del Rey, California, 90292.

Shareholders at the close of business on October 15, 1999, will be entitled to vote at the Annual Meeting. The items on the agenda are as follows:

    1.  Election of directors;

    2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors;

    3.  Shareholder proposal regarding Shareholder Rights Plans; and

    4. Other business as may properly come before the Annual Meeting or any adjournment thereof.

A list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder at the meeting, and for a period of ten days prior to the date of the meeting, for any purpose relevant to the meeting, during ordinary business hours at Litton's Corporate Office at 21240 Burbank Blvd., Woodland Hills, California, 91367.

Holders of a majority of Litton's outstanding voting shares must be present either in person or by proxy in order for the meeting to be held. WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. If you plan to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted.

/s/ Jeanette M. Thomas

Jeanette M. Thomas
VICE PRESIDENT AND CORPORATE SECRETARY

                            LITTON INDUSTRIES, INC.

                              21240 BURBANK BLVD.
                         WOODLAND HILLS, CA 91367-6675

                                PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Litton Industries, Inc. ("Litton") is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on December 3, 1999, and at any adjournment thereof. This Proxy Statement is being mailed to shareholders beginning on or about October 29, 1999, accompanied by Litton's annual report to shareholders for the fiscal year ended July 31, 1999.

OUTSTANDING SECURITIES

At the close of business on October 15, 1999, the record date, there were 45,550,873 shares of $1 par value Common Stock and 410,643 shares of Series B $2 Cumulative Preferred Stock, par value $5, outstanding and entitled to vote. Each share of Common Stock or Series B Preferred Stock entitles the holder to one vote.

VOTING

A proxy is enclosed for use at the meeting. Unless other instructions are indicated on the proxy, all shares represented by valid proxies received from this solicitation (and not revoked before they are voted) will be voted FOR election of the nine nominees for directors; FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors; and AGAINST the shareholder proposal regarding Shareholder Rights Plans.

The proxy may be revoked by the shareholder at any time before it is voted by giving written notice to the Corporate Secretary. A shareholder attending the meeting in person may revoke the proxy by giving notice of revocation to the inspector of election at the meeting or voting at the meeting. If any other matters are properly brought before the meeting, the enclosed proxy card gives discretionary authority to the persons named on the card to vote the shares in their best judgment. At this time, Litton does not know of any other such business.

The holders of a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the meeting. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees or specific nominees. There is no box to "abstain" but checking the box on the enclosed proxy card that withholds authority to vote for a nominee is the equivalent of abstaining. With respect to the two other items relating to the independent auditors and the shareholder proposal, shareholders may vote in favor of the proposals, or against the proposals, or abstain from voting. The affirmative vote of the majority of shares entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the items. A shareholder who signs and submits a ballot or proxy is "present"; so an abstention and broker non-votes will have the same effect as a vote against the proposals.

                        ITEM ONE: ELECTION OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL CANDIDATES.

Nine directors will be elected at the Annual Meeting to hold office for one year and until their successors have been elected and qualified. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment. All of the nominees are presently serving on the Board of Directors.

The following information concerning the principal occupation, other affiliations, and past business experience was furnished by the nominees for directors.

                     ALTON J. BRANN                                          MICHAEL R. BROWN
[PHOTO1]             - Chairman and Chief               [PHOTO1]             - Chairman, President and
                     Executive Officer of                                    Chief Executive Officer of
                       UNOVA, Inc.                                             Litton Industries, Inc.
                     - Age 57                                                - Age 58
                     - Director since 1990                                   - Director since 1995

Background: UNOVA, Inc., is a global solutions
company providing information and systems               Background: Joined Litton in 1968 and has been
integration technology for the industrial               Chairman since March 1999, Chief Executive
markets. Former Litton Chairman of the Board            Officer since March 1998, and President since
(1994-1995), President (1990-1994) and Chief            1995. Chief Operating Officer (1995-1998);
Executive Officer (1992-1994). Director of Baker        Executive Vice President (1995); Group
Hughes, Inc. Director of the Los Angeles World          Executive--Information Systems (1995-1997);
Affairs Council. Chairman of the Board of               Senior Vice President (1992-1995); Group
Governors of Town Hall of Los Angeles. Member of        Executive--Electronic Warfare Systems
the Board of the U.S.- Russia Business Council,         (1989-1995). Director, Town Hall Los Angeles and
the Board of Overseers of the Executive Council         the Los Angeles World Affairs Council.
on Foreign Diplomacy, the President's Cabinet of
California Polytechnic State University, the
Board of the Los Angeles Business Advisors, the
Institute of Electrical and Electronics
Engineers, the Optical Society of America, and
the Institute of Navigation. Trustee of the
Manufacturers Alliance. Chairman of the Board of
Directors of the Los Angeles Area Council of the
Boy Scouts of America.

                     JOSEPH T. CASEY                                         CAROL B. HALLETT
[PHOTO1]             - Retired Vice Chairman and        [PHOTO1]             - President and Chief
                       Chief Financial Officer of                            Executive Officer of Air
                       Western Atlas Inc.                                      Transport Association of
                     - Age 68                                                  America
                     - Director since 1981                                   - Age 62
                                                                             - Director since 1993

Background: Former Western Atlas Inc. Vice              Background: Senior Government Relations Advisor,
Chairman and Chief Financial Officer (1994-1996).       Collier, Shannon, Rill & Scott (1993-1995).
Former Litton Vice Chairman and Chief Financial         Commissioner of United States Customs
Officer (1988-1994). Director, Baker                    (1989-1993). U.S. Ambassador to the Commonwealth
Hughes, Inc., UNOVA, Inc., and Pressure                 of the Bahamas (1986-1989). Director, Fleming
Systems, Inc. Trustee, Claremont McKenna College,       Companies, Inc., Mutual of Omaha Companies, and
RAND Center for Russia and Urasia, and Don Bosco        the American Association of Exporters and
Technical Institute.                                    Importers. Member, President's Cabinet of
                                                        California Polytechnic State University. Trustee,
                                                        Junior Statesmen of America.

                     ORION L. HOCH                                           DAVID E. JEREMIAH
[PHOTO1]             - Chairman Emeritus of             [PHOTO1]             - President of Technology
                     Litton Industries, Inc.                                   Strategies & Alliances
                     - Age 70                                                - Age 65
                     - Director since 1982                                   - Director since 1994

                                                        Background: Technology Strategies and Alliances
Background: Former Litton Chairman of the Board         is a consulting firm engaged in strategic
(1988-1994), President (1982-1988) and Chief            planning for telecommunications and defense
Executive Officer (1986-1992). Director,                industries. Retired Admiral, U.S. Navy (1994).
UNOVA, Inc., Bessemer Trust Companies, and The          Vice Chairman, Joint Chiefs of Staff (1990-1994).
Bessemer Group, Inc. Trustee, Carnegie Mellon           Commander-in-Chief, U.S. Pacific Fleet
University.                                             (1987-1990). Director, Alliant Techsystems Inc.,
                                                        Geobiotics, Inc., Wang Government
                                                        Services, Inc., and National Committee on
                                                        U.S.-China Relations. Board of Visitors, Northrop
                                                        Grumman Corporation (Melbourne Division) and
                                                        Board of Advisors, Jewish Institute for National
                                                        Security Affairs. Member, ManTech International
                                                        Advisory Board and the National Defense Policy
                                                        Board.

                     JOHN M. LEONIS                                          WILLIAM P. SOMMERS
[PHOTO1]             - Chairman Emeritus of             [PHOTO1]             - Retired President and
                     Litton Industries, Inc.                                 Chief Executive Officer of
                     - Age 66                                                  SRI International
                     - Director since 1994                                   - Age 66
                                                                             - Director since 1994

Background: Former Director and President, Booz-        Background: Former Executive Vice President,
Allen & Hamilton's Technology Management Group,         Iameter, Inc. (1993-1994); Former Director and
and Former Executive Vice President of                  President, Booz-Allen & Hamilton's Technology
Iameter, Inc. Director of Evergreen                     Management Group (1963-1993); director, Evergreen
Solar, Inc., Pressure Systems, Inc., and                Solar, Inc., Pressure Systems, Inc., SRI
SRI-Consulting. Trustee, Scudder/ Kemper Mutual         Consulting. Trustee, Scudder/Kemper Mutual Funds.
Funds. Member of the The Major Gifts Committee of       Members, Guckenheimer Enterprises, Inc. Advisory
the University of Michigan.                             Board and Executive Committee of World Affairs
                                                        Council, Jacksonville.

                     C. B. THORNTON, JR.
[PHOTO1]             - President of Thornton
                       Corporation
                     - Age 57
                     - Director since 1981

Background: Thornton Corporation is engaged in a variety of private investments. Former managing partner of T Lazy S Ranch in Nevada (1974-1982).
Former executive of Cessna Aircraft Company.
Former consultant with McKinsey & Company.
Member, Society of Experimental Test Pilots.
Trustee, Harvard-Westlake School. Overseer,
Hoover Institution and member of the Visiting
Committee of the Harvard Business School.

             GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

The Board has established four standing committees to assist it in carrying out its duties: the Executive Committee, the Audit and Compliance Committee, the Compensation and Selection Committee, and the Nominating Committee.

The Executive Committee consists of Alton J. Brann (Chairman), Michael R. Brown, Joseph T. Casey, and John M. Leonis. The Executive Committee exercises all powers of the Board of Directors when the full Board is not in session and supervises the management and business of Litton.

The Audit and Compliance Committee consists of C.B. Thornton, Jr. (Chairman), Joseph T. Casey, Carol B. Hallett, and William P. Sommers. The Audit and Compliance Committee is responsible for the oversight of Litton's accounting policies and compliance functions. It reviews and recommends outside auditors and determines the scope of the audit; it reviews the activities of Litton's internal auditors; and it reviews and monitors Litton's ethics and compliance programs.

The Compensation and Selection Committee consists of David E. Jeremiah (Chairman), Carol B. Hallett, C.B. Thornton, Jr., and William P. Sommers. The Compensation and Selection Committee has responsibility for the design, implementation, and administration of Litton's executive compensation and benefits program.

The Nominating Committee consists of Carol B. Hallett (Chairman), David E. Jeremiah, Alton J. Brann, and Michael R. Brown. The Nominating Committee reviews the qualifications of all Board of Directors candidates and recommends possible candidates to fill vacancies on the Board of Directors.

BOARD AND COMMITTEE MEETINGS

During fiscal year 1999, the Board of Directors of Litton held 11 meetings. The average attendance at Board meetings was 98%, and attendance at committee meetings was 96%.

    - The Executive Committee held one meeting in fiscal year 1999, and acted 13 times by unanimous written consent. Actions taken by the Executive Committee are subsequently ratified by the full Board of Directors.

    - The Audit and Compliance Committee held five meetings in fiscal year 1999.

    - The Compensation and Selection Committee held seven meetings in fiscal year 1999.

    - The Nominating Committee held one meeting in fiscal year 1999.

DIRECTOR COMPENSATION

Directors who are employees of Litton are not paid any fee or additional remuneration for services as members of the Board of Directors or any of its Committees.

    ANNUAL FEES FOR NON-EMPLOYEE DIRECTORS

Non-employee directors receive the following compensation:

    - A retainer of $27,500, payable in equal quarterly installments;

    - Board and Committee meeting attendance fees of $1,500 per meeting ($2,500 per meeting for the Chairman of the Committee);

    - Additional annual fee of $12,000 for members of the Executive Committee ($15,000 for the Chairman of the Executive Committee).

    DEFERRED COMPENSATION PLAN FOR DIRECTORS

Under the Litton Industries, Inc. Non-Employee Director Stock Plan, approved by the shareholders on December 3, 1998, non-employee directors may defer annual retainers and meeting fees (hereafter "Compensation") in the form of shares of Common Stock.

In addition, non-employee directors may defer Compensation in the form of cash under a deferral plan adopted by the Board in 1998. Cash deferrals bear interest at the prime rate in effect at Morgan Guaranty Trust Co., and are paid after the end of the director's Board service either as a lump sum payment or in equal annual installment payments.

Directors electing to defer their Compensation into shares of Common Stock receive a premium on such Compensation. On the date the Compensation would normally have been paid, Litton will convert the amount of the Compensation, including the premium, into a number of stock units equal to the number of shares of Common Stock which could have been purchased at fair market value on that date. Stock units are paid in full shares of Common Stock after the end of the director's Board service.

Directors may also elect to convert their Compensation into options to purchase shares of Common Stock at fair market value. The number of options granted pursuant to this election will reflect a formula reviewed and approved by the Board from time to time, and are granted pursuant to the Litton
Industries, Inc. Non-Employee Director Stock Plan.

    STOCK OPTIONS

Under the Litton Industries, Inc. Non-Employee Director Stock Plan, the Board makes an initial grant of 10,000 options to new directors, and grants 2,000 options each year thereafter to each non-employee director. The plan authorizes the Board to make additional grants to non-employee directors, for example, to reward a director's exceptional or extraordinary services as a member of the Board, or in consideration for services to Litton outside of the scope of a director's normal duties. Options under the plan are granted at fair market value and vest immediately upon grant.

    RETIREMENT PROGRAM

In 1998, the Board amended the retirement program for directors by terminating the retirement pension for future directors and preserving the pension rights of directors who were non-employee directors at that time. Such members of the Board who retire or die while in office, at or after age 65, will receive the active Board members' annual fee (or, if larger, the fee in effect at the annual meeting immediately following the earlier of their retirement or death) for the shorter of ten years, the number of years as a non-employee director, or the remaining life of the director or surviving spouse. The mandatory retirement age remains 72.

STOCK OWNERSHIP GUIDELINES

Litton implemented ownership guidelines in 1998 requiring that non-employee directors own a number of shares equal in value to at least four times their annual retainer. Directors are given three years to attain this ownership guideline.

OTHER INFORMATION ON DIRECTORS

The following individuals receive certain retirement benefits by reason of their former employment by Litton. John M. Leonis, former Chairman and Chief Executive Officer of Litton, who retired on April 1, 1999, receives a monthly benefit of $48,554 in the form of a 100% joint and survivor annuity. Joseph T. Casey, former Chief Financial Officer and Vice Chairman of Litton receives a monthly benefit of $27,075, in the form of a 100% joint and survivor annuity. Orion L. Hoch, a former President, Chief Executive Officer and Chairman of Litton receives a monthly benefit of $60,391 in the form of a 100% joint and survivor annuity.

In addition, during fiscal year 1999, Mr. Casey received $12,000 as a member of Litton's Investment Committee. The Investment Committee is responsible for managing and overseeing the assets and investment choices available under certain of the Litton Retirement Plans and the FSSP.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                              LITTON COMMON STOCK

                                                 SHARES       DEFERRED
                          SHARES OF COMMON     SUBJECT TO      STOCK      PERCENT
                          STOCK BENEFICIALLY    OPTIONS       UNITS AT    OF CLASS
                          OWNED AS OF          EXERCISABLE    9/30/99     BENEFICIALLY
                           9/30/99             AT 9/30/99     (#)(F)      OWNED*

NON-EMPLOYEE DIRECTORS

Alton J. Brann                3,400                10,000         788          *

Joseph T. Casey              32,954(a)             76,000         805          *

Carol B. Hallett                690                20,000         817          *

Orion L. Hoch                89,399(b)             35,916         -0-          *

David E. Jeremiah               500                17,500         836          *

John M. Leonis               42,912               159,277         -0-          *

William P. Sommers            1,500                18,000         -0-          *

C. B. Thornton, Jr.         832,874(b)(c)          30,000         -0-        1.8%

NAMED EXECUTIVE OFFICERS

Michael R. Brown             23,070               102,659       2,021          *

Gerald J. St. Pe             30,546                46,200       3,520          *

Larry A. Frame               18,808                38,000       4,575          *

Harry Halamandaris               33                24,500       6,935          *

John E. Preston              13,024(b)             44,058       1,777          *

GROUP

Directors, Nominees and
Executive Officers as a
Group (18 people)         1,185,427(b)(d)(e)      694,405      26,210        2.6%

 * Percentage of shares is given only where such percentage exceeds 1% of the Common Stock outstanding on October 15, 1999, the record date, exclusive of treasury shares.

(a) Excludes 8,500 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 8,500 shares and may be deemed to have incidents of beneficial ownership.

(b) Includes shares which are beneficially owned by certain family members of certain directors and officers who disclaim beneficial ownership of such shares. The shares are reported on the presumption that the individual may share voting and/or investment power because of family relationships.

(c) Excludes 25,378 shares owned by a private foundation of which Mr. Thornton is an officer and trustee. Mr. Thornton shares voting and investment power with another trustee and may be deemed to have incidents of beneficial ownership.

(d) Excludes 255,126 shares owned by the Litton Master Trust which holds certain retirement funds of Litton and its subsidiaries. Messrs. Casey and Preston are members of the Investment Committee which has sole investment and voting power, and thus may be deemed to have incidents of beneficial ownership. If these shares were included as beneficially owned shares, then the percentage of Common Stock owned by the group would be 3.2%.

(e) Includes 50,000 shares held by the Foundation of the Litton Industries whose President and Treasurer vote the shares and are also officers of Litton, and whose directors have investment power of the shares, and are elected and may be removed by the Nominating Committee of the Board of Directors.

(f) Individuals with stock units in this column have elected to defer a portion of their bonus awards, and in the case of directors, of their compensation. The bonus or compensation is converted into a number of stock units equal to the number of shares of Common Stock which could have been purchased at fair market value on the date the award is made or the compensation is payable. Deferred awards are paid in full shares of Common Stock upon termination of service, death, or a change of control. Although individuals may be deemed to have incidents of beneficial ownership, they do not have any voting power with respect to these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                       COMPENSATION   ALL OTHER
NAMED EXECUTIVE OFFICERS                       ANNUAL COMPENSATION      AWARDS        COMPENSATION
                                   Fiscal      Salary       Bonus      Options
Name and Principal Position         Year         ($)       ($)(a)        (#)           ($)(b)

Michael R. Brown                     1999      675,772     350,000       75,000          8,596
CHAIRMAN, PRESIDENT AND CHIEF        1998      497,509     570,000       60,000          9,158
EXECUTIVE OFFICER                    1997      441,542     440,000       35,000          7,740

Gerald J. St. Pe                     1999      392,509     401,856       15,000          3,466
EXECUTIVE VICE PRESIDENT AND         1998      374,454     420,992       12,000          3,589
CHIEF OPERATING OFFICER, LITTON      1997      366,231     350,000       12,000          2,951
SHIP SYSTEMS

Larry A. Frame                       1999      295,343     330,000          -0-            -0-
SENIOR VICE PRESIDENT                1998      271,000     300,300       10,000            -0-
                                     1997      263,272     240,000       10,000            -0-

Harry Halamandaris                   1999      314,591     290,000       21,000          6,004
EXECUTIVE VICE PRESIDENT AND         1998      296,088     258,750       10,000          7,432
CHIEF OPERATING OFFICER,             1997      287,613     240,000       10,000          7,857
ELECTRONICS AND INFORMATION
SYSTEMS

John E. Preston                      1999      315,483     171,000       14,000          7,055
SENIOR VICE PRESIDENT AND            1998      297,248     260,000       12,000          8,134
GENERAL COUNSEL                      1997      284,964     246,000       15,000          7,270

(a) Fiscal year 1999 bonus awards are paid in full in December 1999. Certain executive officers have elected to defer the following portions of their 1999 bonus awards: Mr. St. Pe, 20%; Mr. Frame, 20%; and Mr. Halamandaris, 40%. As a result of such deferrals these officers have been credited the following number of stock units included in the "deferred stock units" column of the "Security Ownership of Directors and Executive Officers" table on page 7: Mr. St. Pe, 1,396; Mr. Frame, 1,146; and Mr. Halamandaris, 2,015.

(b) Includes, if any, taxable amounts imputed under various life insurance arrangements provided by Litton and amounts of imputed interest on the loans described on page 12.

OPTION GRANTS IN 1999 FISCAL YEAR

                                                                          POTENTIAL REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL RATES OF
NAMED EXECUTIVE                                                            STOCK PRICE APPRECIATION
 OFFICERS                              INDIVIDUAL GRANTS                        FOR OPTION TERM
                                                                          HYPOTHETICAL   HYPOTHETICAL
                                    % OF TOTAL                              VALUE          VALUE
                                      OPTIONS                             REALIZED AT    REALIZED AT
                        OPTIONS     GRANTED TO     EXERCISE                5% STOCK      10% STOCK
                        GRANTED    EMPLOYEES IN     PRICE     EXPIRATION  APPRECIATION   APPRECIATION
NAME                      (#)       FISCAL YEAR    ($/SH)       DATE         ($)            ($)

Michael R. Brown         75,000        6.9%        68.8750     6/24/09     3,248,633      8,232,675

Gerald J. St. Pe         15,000        1.4%        68.8750     6/24/09       649,727      1,646,535

Larry A. Frame              -0-         -0-            -0-         -0-           -0-            -0-

Harry Halamandaris       21,000        1.9%        68.8750     6/24/09       909,617      2,305,149

John E. Preston          14,000        1.3%        68.8750     6/24/09       606,411      1,536,766

AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

                         SHARES                    NUMBER OF SECURITIES
                        ACQUIRED                  UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                           ON          VALUE        OPTIONS AT JULY 31,     IN-THE- MONEY OPTIONS AT
                        EXERCISE     REALIZED            1999 (#)              JULY 31, 1999 ($)
NAME                      (#)           ($)       EXERCISABLE UNEXERCISABLE EXERCISABLE  UNEXERCISABLE

Michael R. Brown          10,000       597,591     102,659      173,200     3,059,922     1,662,098

Gerald J. St. Pe          30,000     1,560,591      46,200       37,800     1,491,675       400,430

Larry A. Frame             6,000       269,024      38,000       18,000     1,279,812       308,561

Harry Halamandaris           -0-           -0-      24,500       43,500       691,935       473,937

John E. Preston              -0-           -0-      44,058       38,200     1,636,200       427,217

RETIREMENT BENEFITS

    THE FSSP AND RELATED RETIREMENT PLANS

Litton's Financial Security and Savings Program ("FSSP") is a defined contribution plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Participation in the FSSP is generally available to U.S. employees of Litton's corporate offices and participating subsidiaries and divisions. All of the Named Executive Officers participate in the FSSP.

The first 1% to 4% of pay a participant elects to deposit in the FSSP creates an annual retirement benefit payable at age 65 equal to the greater of (a) 60% of such deposits, or (b) 85% of such deposits, less 75% of estimated Social Security primary insurance. The benefit is payable as an annuity and is reduced by the actuarial equivalent of any elected lump sum distribution of the deposits, as adjusted for earnings or losses. Participants may deposit an additional 1% to 14% of pay into the Savings Account portion of the FSSP and receive a 50% Company match on the first 1% to 4% of those deposits. For any calendar year, a participant's deposits in the FSSP may not exceed the maximum deferral amount prescribed by Section 401(k) of the Code or, if less, 20% of a participant's annual compensation.

    RESTORATION PLAN

The Litton Industries, Inc. Restoration Plan (the "Restoration Plan"), is an unfunded, nonqualified retirement plan that restores company-provided retirement benefits and FSSP Savings Account company-matching contributions which an FSSP participant could have received if it were not for the limitations prescribed by the Code. Such benefit is payable as an annuity at normal retirement from Litton's general assets.

The following table sets forth the current estimated annual retirement benefits of the Named Executive Officers assuming their continued maximum participation in the above described plans, retirement at age 65 and election of a single life annuity.

                                                       COMPANY
                                         TOTAL        PROVIDED
NAME                                    PENSION        PORTION

Michael R. Brown                        $506,860        $460,053

Gerald J. St. Pe                         407,651         354,723

Larry A. Frame                           213,916         174,030

John E. Preston                          341,532         292,954

Harry Halamandaris                       141,895         133,882

    SUPPLEMENTAL PLAN

The Litton Industries, Inc. Supplemental Executive Retirement Plan ("SERP") is an unfunded, nonqualified defined benefit retirement plan that provides certain key employees of Litton with supplemental retirement benefits. In general, participants must be at least age 50, and vesting occurs when a participant reaches age 60 and has at least fifteen years of service with Litton. The SERP retirement benefit is determined based on a participant's average earnings (for the highest three twelve month periods out of their last 60 months of compensation) and years of service since age 40 (up to a maximum of 25 years). Under the SERP, the credited years of service at September 30, 1999, of the Named Executive Officers are as follows: Mr. Brown, 18 years; Mr. St. Pe, 19 years; Mr. Frame, 23 years; Mr. Preston, 18 years; and Mr. Halamandaris, 4 years. In order to provide a comparable executive benefit, Litton will credit Mr. Halamandaris with an additional 14 years of service at age 65 for benefit accrual purposes.

The following table indicates the approximate annual benefit which would be received by a participant in the SERP, based on the following assumptions: (i) retirement at age 65 and (ii) payment as a single life annuity. Such benefit would be reduced by the Social Security benefit and the greater of the maximum amount of Company provided pension benefits that the employee either actually accrued or could have accrued under other Company sponsored retirement plans.

                  PENSION PLAN TABLE
                             YEARS OF SERVICE
REMUNERATION                                  25 OR
(AVERAGE EARNINGS)      15          20         MORE

      600,000        $186,750    $249,000    $311,250

      800,000         252,750     337,000     421,250

    1,000,000         318,750     425,000     531,250

   1,200,000          384,750     513,000     641,250

    1,400,000         450,750     601,000     751,250

    1,600,000         516,750     689,000     861,250

   1,800,000          582,750     777,000     971,250

CHANGE IN CONTROL AGREEMENTS

Litton is a party to change in control agreements with all of the Named Executive Officers. The agreements become operative only upon the occurrence of one of the following events: (1) a change in the majority of the members of Litton's Board of Directors; (2) a third party acquires at least 30% of Litton's outstanding voting stock, other than as a result of a repurchase by Litton of its voting stock; (3) a merger, reorganization, or consolidation of Litton with another party (other than certain limited types of mergers); (4) a sale or disposition of substantially all of Litton's assets; or (5) the shareholders approve the liquidation or dissolution of Litton.

Each change in control agreement provides that for three years after a change in control there will be no adverse change in the executive's salary, bonus opportunity, benefits, or location of employment. If, during this three-year period, the executive's employment is terminated by Litton, the executive terminates his or her employment, or voluntarily leaves during the 30-day period following the first anniversary of the change in control, the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and a lump sum severance payment equal to three times the sum of the executive's base salary and annual bonus. Litton will also provide the executive with certain pension credits, insurance and other welfare plan benefits.

The SERP and the Restoration Plan provide that in the event of a change in control, all participants in such plans become fully vested in their benefit and Litton becomes obligated to fund a trust with sufficient assets to adequately satisfy the liabilities of the SERP and the Restoration Plan. The Compensation and Selection Committee of the Board may direct Litton to pay the benefits from such trust either as a lump sum payment based upon certain actuarial factors or to pay the benefits monthly as an annuity. The assets of such trusts would be subject to the claims of Litton's creditors in the event of the insolvency or bankruptcy of Litton.

INDEBTEDNESS OF MANAGEMENT TO LITTON

As a form of additional incentive, Litton provides loans to certain key employees. Under Litton's incentive loan program, unsecured loans, not to exceed $6,000,000 in the aggregate outstanding at any one time, may be made to not more than 50 employees and may not exceed the annual salary rate of the borrower. These loans presently bear interest at the rate of 4% per annum and are payable on Litton's demand, or by (i) termination of the borrower's employment or
(ii) December 31, 2001, whichever occurs first. Granting of loans to executive officers, including the Named Executive Officers, requires the approval of the Compensation and Selection Committee.

As of August 3, 1999, loans upon the terms set forth above in the aggregate amount of $695,000 were outstanding to three of the Named Executive Officers:
Mr. Brown, $275,000; Mr. Preston, $170,000; and Mr. Halamandaris, $250,000. Litton had $458,000 in loans outstanding to two other executive officers at July 31, 1998, $308,000 of which was paid off by one of the executive officers by September 30, 1999. The largest total amount of indebtedness of all executive officers outstanding at any time since July 31, 1998 was $1,153,000.

               REPORT OF THE COMPENSATION AND SELECTION COMMITTEE

The Compensation and Selection Committee of the Board of Directors (the "Committee") establishes the salaries and other compensation of the executive officers of Litton, including its CEO and the other individuals listed in the "Summary Compensation Table" ("Named Executive Officers"). The Committee consists entirely of non-employee directors.

COMPENSATION PHILOSOPHY AND COMPONENTS

Litton's executive compensation program is designed to:

    - provide the level of total compensation necessary to attract and retain executives in its industries;

    - link compensation to Litton's performance and to the interests of shareholders;

    - recognize both individual and team performance through incentive compensation programs;

    - balance rewards for short-term vs. long-term results; and

    - encourage executives to make a long-term career commitment to Litton and its shareholders.

The program consists of, and is intended to balance, three elements: (1) base salaries payable in cash; (2) annual performance awards payable in cash or stock or a combination of both; and (3) long-term, stock-based incentive awards.

The market data used by the Committee to administer the executive compensation program is provided through surveys conducted by external compensation consultants and presented to the Committee annually as part of the determination of the succeeding year's executive compensation structure.

SALARIES

The Committee determines the salary ranges for each of the executive officer positions based upon the scope, level and strategic impact of the position, and on the pay level for similarly positioned executive officers in comparable companies. Annual base salary is designed to compensate executives for ongoing performance throughout the year.

ANNUAL PERFORMANCE AWARDS

The Committee administers annual performance awards pursuant to Litton's Performance Award Plan and Group Plans. Annual performance awards are generally based on Litton's financial results as measured against pre-set targets such as profits, profit growth, profit-related return ratios, cash flow, and total shareholder return. Awards are payable in full in December following the end of the fiscal year for which the awards are granted. For fiscal year 1999, the Committee established a performance objective based on a formula which calculates earnings per share and earnings per share growth.

As a result of certain non-recurring special charges taken by Litton, the performance objective set by the Committee for the 1999 fiscal year was not achieved. Under the Performance Award Plan, the Committee has discretion to approve appropriate adjustments to the performance objective if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the performance objective. In that regard, the Committee recognized that the decisions made by Litton during the 1999 fiscal year relating to such charges were designed to enhance shareholder value and improve Litton's long-term performance. The Committee also recognized that despite these special charges, there were significant management achievements that deserved to be recognized, including success in many programs and funding of programs, and the conclusion of the negotiation of the Avondale
Industries, Inc. acquisition which strengthened Litton's position in the shipbuilding industry.

For the foregoing reasons, the Committee decided to make an equitable adjustment to the performance objective by excluding such charges from the computation of the bonus pool. The bonus pool totaled $3,672,000; of this amount, awards totaling $2,139,750 were approved. Awards were substantially reduced for certain employees because of the special charges.

LONG-TERM STOCK INCENTIVES

The principal component of long-term compensation is stock options granted annually. The Committee grants stock options pursuant to Litton's regular stock options program, and sets guidelines for the number and terms of such grants based on peer group data and Litton's business objectives. Options granted by the Committee are at fair market value, and generally become exercisable in cumulative installments over a period of five years.

The Committee's decisions concerning the fiscal year 1999 compensation elements for the executive officers were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. The Committee's specific decisions involving fiscal year 1999 compensation were ultimately based upon the Committee's judgment about the individual executive officer's performance and potential future contributions, and whether each particular payment or award would provide an appropriate reward and incentive for the executive to sustain and enhance Litton's long-term performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Mr. Brown became Chief Executive Officer in March 1998, and Chairman of the Board in March 1999. Mr. Brown's total annual compensation earned for the 1999 fiscal year, including salary and annual performance award, was $1,025,772. The Committee considered four factors in determining Mr. Brown's total compensation:
(1) a review of the total compensation of CEOs at the peer group of companies and comparative general industry data; (2) Litton's performance during the 1998 fiscal year to determine fiscal year 1999 salary; (3) Litton's performance during the 1999 fiscal year to determine annual performance award; and
(4) Mr. Brown's contributions to Litton's performance.

During fiscal year 1999, the Committee awarded Mr. Brown salary adjustments totaling approximately 27%, increasing his salary to $725,000. In increasing
Mr. Brown's base salary, the Committee gave special recognition to the following 1998 accomplishments realized under Mr. Brown's leadership: a 5% increase in sales and an 11% increase in operating profit; a net income and earnings per share increase of 12%; the development of a strategic plan designed to generate internal growth, investments and multi-division technology cooperation; the successful acquisition and integration of the TASC group of companies; the significant improvement in Litton's financial operations; the creation of significant new business opportunities in all operating groups through technical developments and alliances, and Mr. Brown's assumption of new responsibilities as Chairman of the Board.

Based on Litton's performance for fiscal year 1999, Mr. Brown received an annual performance award of $350,000. In determining Mr. Brown's performance award, the Committee considered the achievements highlighted above under the heading "Annual Performance Awards" and his contribution to those achievements. As noted above, the amount of Mr. Brown's award was reduced because of the special charges.

For the 1999 fiscal year, Mr. Brown received a grant of 75,000 stock options under Litton's regular stock options program.

TAX POLICY

The Committee has reviewed the potential consequences for Litton of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of $1 million paid to any of the Named Executive Officers. Litton has designed its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. The Committee intends to weigh the benefits of full deductibility with the objectives of the executive compensation program and, if the Committee believes to do so is in the best interests of Litton and its shareholders, it may make compensation arrangements which may not be fully deductible under
Section 162(m). This provision did not have a material impact on Litton during the 1999 fiscal year.

    THE FOREGOING REPORT HAS BEEN FURNISHED BY THE FOLLOWING MEMBERS OF THE
                     COMPENSATION AND SELECTION COMMITTEE:

DAVID E. JEREMIAH, CHAIRMAN    William P. Sommers
Carol B. Hallett               C.B. Thornton, Jr.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    As of the dates indicated in the footnotes below, the following table sets forth entities which were known to own beneficially more than 5% of Litton's Common Stock.

                                                    PERCENT OF
                               AMOUNT AND NATURE      CLASS
NAME AND ADDRESS               OF BENEFICIAL        (AS OF RECORD
OF BENEFICIAL OWNER              OWNERSHIP            DATE)

Unitrin, Inc.
One East Wacker Drive
Chicago, Illinois 60601           12,657,764(a)          27.8%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109        4,832,200(b)          10.6%

Boston Partners Asset
Management, L.P.
28 State Street, 20th Floor
Boston, MA 02109                   2,472,836(c)           5.4%

(a) Unitrin, Inc. ("Unitrin") has reported in a filing with the SEC on Schedule 13D that, as of October 5, 1995, shares of Litton's Common Stock are owned by Unitrin (1,827,893 shares) and two of its subsidiaries, Trinity Universal Insurance Company (5,378,883 shares) and United Insurance Company of America (5,450,988 shares). Unitrin reported that such subsidiaries each share voting and dispositive power with Unitrin over the shares respectively reported by them.

(b) FMR Corp., Edward C. Johnson, 3d, and Abigail P. Johnson (together "FMR") have reported in a filing with the SEC on Schedule 13G that, as of February 1, 1999, shares of Litton's Common Stock are beneficially owned by FMR. FMR reported that it exercises sole voting power over 69,000 shares, and sole dispositive power over all of these shares.

(c) Boston Partners Asset Management, L.P., Boston Partners, Inc., and Desmond John Heathwood (together "BPAM") have reported in a filing with the SEC on Form 13G that, as of February 12, 1999, shares of Litton's Common Stock are beneficially owned by BPAM. BPAM reported that it exercises shared voting and dispositive over all of the shares.

                               PERFORMANCE GRAPH
               (COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN)

    The following graph illustrates the performance of Litton's Common Stock over the five-year period from August 1, 1994 through July 31, 1999, compared to the performance of the S&P 500 Index and the S&P Aerospace/Defense Index:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      LITTON INDUSTRIES INC  S&P AEROSPACE/DEFENSE INDEX  S&P 500 INDEX
1994                   $100                         $100           $100
1995                   $104                         $149           $126
1996                   $116                         $193           $147
1997                   $140                         $274           $224
1998                   $154                         $208           $267
1999                   $185                         $218           $321

------------------------

* Assumes $100 invested August 1, 1994 in Litton's Common Stock, the S&P 500 Index and the S&P Aerospace/Defense Index (dividends reinvested).

               ITEM TWO: RATIFICATION OF APPOINTMENT OF AUDITORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

Deloitte & Touche LLP has served as Litton's independent auditors continuously since 1954, is familiar with the business and operations of Litton and its subsidiaries, and has offices in, or convenient to, most of the localities in the United States and in most other countries where Litton and its subsidiaries operate.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                        ITEM THREE: SHAREHOLDER PROPOSAL
                       REGARDING SHAREHOLDER RIGHTS PLANS

Proponents of a shareholder proposal have stated that they intend to present a proposal at the Annual Meeting. The name, address and number of shares held by the proponents will be furnished by the Company upon request to the Corporate Secretary. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

          SHAREHOLDERS TO HAVE THE OPPORTUNITY TO VOTE ON POISON PILLS

Proposal

    RESOLVED: Recommend the company shall not adopt or maintain any poison pill--euphemistically called a rights plan, share purchase rights plan or similar agreement--designed to block, the acquisition of stock in excess of a specified amount:

    Unless such plan or agreement has previously been approved by a majority of the outstanding shares of stock at a general or special meeting of shareholders.

    The company shall redeem or terminate any such plan or agreement with a simple-majority shareholder vote. This Resolution is not to be amended, modified or repealed, except by a majority vote of the outstanding shares of stock. The Company will resolve all potential conflicts with the Company's Certificate of Incorporation and by-laws to enact shareholder voting on poison pills.

Supporting Statement

WHY SUBMIT LITTON'S POISON PILL TO A SIMPLE-MAJORITY SHAREHOLDER VOTE?

    - The poison pill is an anti-takeover device, which injures shareholders by reducing management accountability. It adversely affects shareholder value.

    - Poison pills are a major shift of shareholder rights from shareholders to management. Pills give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.

      Nell Minow and Robert Monks in their book
              POWER AND ACCOUNTABILITY

    - Poison pills like Litton's are increasingly unpopular. Shareholder proposals seeking to redeem poison pills or subject pills to shareholder vote achieved 56% approval from shareholders.

      CORPORATE GOVERNANCE BULLETIN, April 1998

    - The Council of Institutional Investors (Internet address:
      www.ciicentral.com)--an organization of institutional investors--recommends poison pills be subject to shareholder approval.

    - Institutional investors own 70% of Litton stock.

    - A study by Harvard University Professor John Pound found a link between high corporate performance and the absence of poison pills.

    - An unprecedented number of shareholder proposals opposing poison pills have received majority votes.

      Nell Minow April 2, 1999

WHAT ISSUES HIGHLIGHT CONCERN ABOUT IMPROVING LITTON'S PERFORMANCE?

    - Litton will bear charges of $88 million to close its sagging Litton Enterprise Solutions and 2 other plants.

      LOS ANGELES TIMES       August 3, 1999

    - Two Litton firms plea guilt to criminal complaints. Litton agrees to pay $18 million in fines and restitution for hidden payments to Taiwan and Greek agents. U.S. companies paying bribes can be barred from doing business with the federal government.

      LOS ANGELES TIMES       July 1, 1999

    - Litton's appreciation potential is limited.

      VALUE LINE            July 2, 1999

    - Litton is bearish since Oct. 1998.

      STANDARD AND POORS      May 8, 1999

    Institutional shareholders own 70% of Litton stock. A large number, or a majority of institutional investors, are opposed to poison pills like Litton's, plus these additional poor Litton practices:

       1) Non-Independent board:

    - At the 1999 shareholder meeting a 54% majority of the board was not independent.

    - 50% of the key board nominating committee, which controls management succession, was not independent.

       2) Underwater options:

    - Directors get underwater options.

    - Thus directors, unlike shareholders, can still profit if Litton stock drops.

    The existence of these additional poor corporate practices emphasize the importance for Litton to improve corporate practices--starting with this resolution.

    Management will be asked at the annual meeting to formally present the advantages found by nationally-known, independent corporate governance organizations for giving shareholders the opportunity to vote on poison pills.

                    To increase shareholder value vote yes:
          SHAREHOLDERS TO HAVE THE OPPORTUNITY TO VOTE ON POISON PILLS
                                    YES ON 3

BOARD OF DIRECTORS' POSITION

Litton disagrees with many of the "supporting statements" contained in this proposal and believes many are simply incorrect.

The Shareholder Rights Plan (the "Rights Plan") does not block the acquisition of Litton, nor does it convey to management any powers nor does it reduce management's accountability. The Rights Plan invests certain powers in the Board of Directors, not management, which can be utilized by your Board to obtain a fair price in any acquisition. Avondale Industries, Inc., recently acquired by Litton, had such a Rights Plan.

In a recent study, Georgeson & Company, a nationally-recognized proxy solicitation firm, found that companies with rights plans receive takeover premiums averaging 8% higher than those received by companies not protected by such plans, and that there is no evidence that rights plans deter bids or increase the probability that bids will be withdrawn without a completed transaction. Georgeson also estimated that rights plans contributed an additional $13 billion in shareholder value during the last five years, and that the shareholders of acquired companies without rights plans gave up $14.5 billion in potential premiums.

Georgeson's two pioneering Poison Pill Impact Studies in 1988 and a 1996 report from JP Morgan have reached the same conclusions. These conclusions have been supported by Patrick McGurn, director of corporate programs for Institutional Shareholder Services, who was quoted as saying that "companies with poison pills tend to get higher premiums paid on average than companies that don't have pills." (Wall Street Journal, January 29, 1999). Thus, experience indicates that rights plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to shareholders.

Litton and its Board of Directors are firmly committed to maximizing shareholder value. The Board adopted a Rights Plan in 1994 in order to preserve and maximize value for Litton's shareholders by protecting shareholders against abusive takeover tactics. The Rights Plan is designed to deal with the problem of another entity using abusive tactics to deprive the Board and Litton's shareholders of any real opportunity to determine Litton's destiny. The Rights Plan is also intended to protect shareholders against tactics that do not treat all shareholders fairly and equally, such as partial and two-tiered tender offers and creeping stock accumulation programs. Litton is one of more than 2,200 public companies that have a rights plan in place.

Litton believes that the Board is in the best position to evaluate and negotiate any potential offer. In the Board's view, the Rights Plan will provide the Board adequate flexibility in any negotiations and will enhance the Board's ability to negotiate the highest possible bid from a potential acquirer.

This proposal requires the approval of holders of a majority of the shares voting at the Annual Meeting. Redemption of the existing rights under the Rights Plan requires Board action. Implementation of a requirement for shareholder approval of future shareholder rights plans would require either Board action or a shareholder amendment of Litton's by-laws, which in turn requires approval by the affirmative vote of a majority of Litton's issued and outstanding voting stock.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at Litton's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to the 2000 Annual Meeting, they must be received by Litton no later than July 28, 2000. Such proposals should be directed to the attention of the Secretary of Litton at 21240 Burbank Boulevard, Woodland Hills, California 91367-6675.

                                 OTHER MATTERS

The cost of soliciting proxies will be borne by Litton. Proxies may be solicited by directors, officers, or regular employees of Litton in person or by telephone, telegraph, facsimile transmission, or telex. Litton also has retained
D. F. King & Co., Inc., to aid in the solicitation at an estimated cost of $12,000 plus out-of-pocket expenses. Arrangements have been made for brokerage houses, nominees, and other custodians to send proxy materials to their principals, and Litton will reimburse them for doing so.

Notwithstanding anything to the contrary set forth in any of Litton's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Performance Graph on page 17 and the Report of the Compensation and Selection Committee on pages 13 through 15 shall not be incorporated by reference into any such filings.

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the meeting, the accompanying proxy will be voted with respect to the matter in accordance with the best judgment of the persons voting the proxy.

THE BOARD OF DIRECTORS
LITTON INDUSTRIES, INC.

                         LITTON INDUSTRIES, INC. PROXY

Michael R. Brown and Jeanette M. Thomas, or each of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all Common Stock and Series B Preferred Stock of Litton Industries, Inc. owned on the record date by the undersigned at the Annual Meeting of Shareholders to be held at The Ritz Carlton, 4375 Admiralty Way, Marina del Rey, California at 11:00 a.m. on Friday, December 3, 1999, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form, as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement dated October 29, 1999.
                Directors recommend a vote "FOR" items 1 and 2.

1.   Election of Directors      / / FOR all nominees  / / WITHHOLD AUTHORITY                     / / EXCEPTIONS*
                                listed below          to vote for ALL nominees listed below      as indicated

    Alton J. Brann, Michael R. Brown, Joseph T. Casey, Carol B. Hallett, Orion L. Hoch, David E. Jeremiah, John M. Leonis, William P. Sommers,
    C. B. Thornton, Jr.

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND PRINT THAT NOMINEE'S NAME(S) ON THE SPACE PROVIDED BELOW.

*EXCEPTIONS
----------------
----------------
----------------
----------------
----------------

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending July 31, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

                  Directors recommend a vote "AGAINST" item 3.

3.  Shareholder proposal regarding the shareholder rights plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

   Unless otherwise specified, this proxy will be voted FOR items 1 and 2 and
                                AGAINST item 3.

                                              Dated: _____________________, 1999

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                          Signature
                                                      (if jointly held)

                                             Please sign exactly as shown at
                                             left, If stock is jointly held,
                                             each owner should sign. Executors,
                                             administrators, trustees,
                                             guardians, attorneys and corporate
                                             officers should indicate their
                                             fiduciary capacity or full title
                                             when signing.

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                    ENVELOPE